EXHIBIT 31.1
   CERTIFICATION PURSUANT TO SECTION 302(A) OF THE SARBANES-OXLEY ACT OF 2002

                                   (Depositor)

                                 August 31, 2007

         I, Curtis Probst, Vice President of Goldman Sachs Asset Backed Securities Corp., as Depositor, certify that:

         1. I have reviewed this annual report on Form 10-K/A, and all reports on Form 10-D required to be filed in respect of periods included in the year covered by this report on Form 10-K/A of GS Auto Loan Trust 2006-1 (the "Exchange Act periodic reports");

         2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

         3. Based on my knowledge, all of the distribution, servicing and other information required to be provided to under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

         4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

         5. All the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K/A.

         In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: JPMorgan Chase Bank, National Association, as Indenture Trustee, the Bank of New York as successor Indenture Trustee, The Huntington National Bank, as a Receivables Servicer, Ford Motor Credit Company, as a Receivables Servicer and Systems and Services Technologies, Inc., as a Receivables Servicer.

         IN WITNESS WHEREOF, the undersigned has executed this certificate as of the day and year first above written.

                  By:  /s/ Curtis Probst
                       -------------------
                  Name:    Curtis Probst
                  Title:   Vice President*

* Curtis Probst is the senior officer in charge of securitization of Goldman Sachs Asset Backed Securities Corp.